EXHIBIT 99.1


                                POWER OF ATTORNEY
                                       AND
                              CONFIRMING STATEMENT

         KNOW ALL PERSONS BY THESE PRESENTS, that I hereby designate, appoint, and constitute, and hereby confirm the designation, appointment and constitution of, each of Karl A. Stewart, Timothy R. Donovan, Anne E. Frueh, Horace V. Draa, Debra E. Kuper, J. Jeffrey Zimmerman and Robert P. Zapinski as my true and lawful attorney-in-fact and agent, with full power of substitution, for me and in my name, place and stead, in any and all capacities, to execute and file on my behalf all Forms 3, 4 and 5 (including any amendments thereto) that I may be required to file with the U.S. Securities and Exchange Commission and any stock exchange as a result of my direct or indirect ownership of, or transactions in, securities of Tenneco Automotive Inc. or its subsidiary companies. I hereby further grant unto each said attorney-in-fact and agent all full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or my substitute or substitutes may lawfully do or cause to be done by virtue of the power and authority granted hereunder to each attorney-in-fact. The authority of Karl A. Stewart, Timothy R. Donovan, Anne E. Frueh, Horace V. Draa, Debra E. Kuper, J. Jeffrey Zimmerman and Robert P. Zapinski under this Power of Attorney and Confirming Statement shall continue until I am no longer required to file Forms 3, 4 and 5 with regard to my direct or indirect ownership of or transactions in securities of Tenneco Automotive Inc. or its subsidiary companies.

         I hereby acknowledge that Karl A. Stewart, Timothy R. Donovan, Anne E. Frueh, Horace V. Draa, Debra E. Kuper, J. Jeffrey Zimmerman and Robert P. Zapinski are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934, as amended.


Date:    1/23/04

Signed:  /s/ James Perkins